UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2020

AYTU BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38247	47-0883144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

373 Inverness Parkway, Suite 206

Englewood, CO 80112

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (720) 437-6580

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AYTU	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 10, 2020, Aytu BioScience, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with an institutional investor (the “Purchaser”), pursuant to which the Company agreed to sell and issue, in a registered direct offering, an aggregate of (i) 4,450,000 shares of the Company’s common stock (the “Common Stock”) at a purchase price per share of $1.15 (the “Shares”) and (ii) pre-funded warrants to purchase up to 3,376,087 shares of Common Stock (the “Pre-Funded Warrants”) at an effective price of $1.15 per share ($1.1499 paid to the Company upon the closing of the offering and $0.0001 to be paid upon exercise of such Pre-Funded Warrants), for aggregate gross proceeds to the Company of approximately $9.0 million, before deducting placement agent fees and other offering expenses payable by the Company (the “Registered Offering”). The Pre-Funded Warrants are exercisable immediately upon issuance and remain exercisable until exercised in full. The Shares and Pre-Funded Warrants are being offered by the Company pursuant to an effective shelf registration statement on Form S-3, which was originally filed with the Securities and Exchange Commission (the “SEC”) on November 22, 2017, as amended, and was declared effective on December 1, 2017 (File No. 333-221735) (the “Registration Statement”) and a prospectus supplement thereunder. The Registered Offering is expected to close on or about March 13, 2020, subject to customary closing conditions.

Pursuant to a letter agreement dated as of January 3, 2020, as amended, the Company engaged H.C. Wainwright & Co., LLC (“Wainwright”) to act as its exclusive placement agent in connection with the Registered Offering. The Company has agreed to pay Wainwright 7.5% of the aggregate gross proceeds in the Registered Offering, excluding the proceeds, if any, from the exercise of the Purchase Warrants. The Company also agreed to pay Wainwright a management fee of 1.0% of the aggregate proceeds in the Registered Offering and to reimburse Wainwright for certain expenses in connection with the Registered Offering in an aggregate amount not to exceed $50,000. In addition, the Company agreed to pay Wainwright $40,000 for non-accountable expenses and $12,900 for clearing fees. The Company also agreed to issue to the placement agent (or its designees) warrants to purchase up to 508,696 shares of common stock (the “Placement Agent Warrants”) as part of the compensation payable to it. The Placement Agent Warrants will be substantially on the same terms as the Pre-Funded Warrants, except that the Placement Agent Warrants are not pre-funded, will have an exercise price of $1.4375 per share and will expire five years from the effective date of the Registered Offering.

The foregoing descriptions of the Purchase Agreement, the Pre-Funded Warrants and the Placement Agent’s Warrants are not complete and are qualified in their entireties by reference to the full text of the Purchase Agreement, the Pre-Funded Warrants and the Placement Agent’s Warrants, copies of which are filed herewith as Exhibit 10.1, Exhibit 4.1, Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein. On March 11, 2020, the Company also issued a press release announcing the Registered Offering. A copy of the press release is attached as Exhibit 99.1 hereto.

A copy of the legal opinion of Dorsey & Whitney LLP relating to the Shares, the Pre-Funded Warrants, the Placement Agent Warrants and the shares of common stock underlying the Pre-Funded Warrants and the Placement Agent Warrants is attached as Exhibit 5.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibit is being filed herewith:

Exhibit	Description
4.1	Form of Pre-Funded Purchase Warrant
4.2	Form of Placement Agent’s Warrants
5.1	Opinion of Dorsey & Whitney LLP
10.1	Form of Securities Purchase Agreement, dated March 10, 2020, by and between the Company and the Purchaser
23.1	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)
99.1*	Press release dated March 10, 2020

*In accordance with General Instruction B.2 of Form 8-K, the information in the press release attached as Exhibit 99.1 hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AYTU BIOSCIENCE, INC.

Date:	March 12, 2020	By:	/s/ Joshua R. Disbrow
Joshua R. Disbrow
Chief Executive Officer

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